As filed with the Securities and Exchange Commission on May 19, 1998

                                                         Registration No. ______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------


                        BLONDER TONGUE LABORATORIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                    52-1611421
   -------------------------------                     -------------------
   (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                     Identification No.)


                              One Jake Brown Road
                          Old Bridge, New Jersey 08857
                            Telephone (732) 679-4000
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                    James A. Luksch, Chief Executive Officer
                       Blonder Tongue Laboratories, Inc.
                              One Jake Brown Road
                          Old Bridge, New Jersey 08857
                            Telephone (732) 679-4000
 ------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------

                                   Copies to:

                           Gary P. Scharmett, Esquire
                     Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                     Philadelphia, Pennsylvania 19103-7098

                                  ------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

---------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
                                                 Proposed maximum     Proposed maximum         Amount of
Title of class of securities    Amount to be      offering price     aggregate offering      registration
      to be registered           registered      per share (1)(2)         price (1)             fee (2)
---------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value per share     317,889 shares        $10.1875             $3,238,495              $956
---------------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of determining the registration fee.

(2) Pursuant to Rule 457(c), the average of the high and low prices per share of the Common Stock reported on the American Stock Exchange on May 13, 1998 has been used to determine the registration fee.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        BLONDER TONGUE LABORATORIES, INC.
                             CROSS REFERENCE SHEET
                   Pursuant to Item 501(b) of Regulation S-K

                Form S-3 Item                     Heading in the Prospectus
                -------------                     -------------------------

 1.  Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus.....  Outside Front Cover Page

 2.  Inside Front and Outside Back Cover
     Pages of Prospectus........................  Inside Front Cover Page

 3.  Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges.........  The Company; Risk Factors;
                                                  Not Applicable

 4.  Use of Proceeds............................  Use of Proceeds

 5.  Determination of Offering Price ...........  Not Applicable

 6.  Dilution...................................  Not Applicable

 7.  Selling Security Holders...................  Selling Security Holders

 8.  Plan of Distribution.......................  Plan of Distribution

 9.  Description of Securities to be
     Registered.................................  Not Applicable

10.  Interests of Named Experts and Counsel.....  Legal Matters

11.  Material Changes...........................  Not Applicable

12.  Incorporation of Certain Information by
     Reference..................................  Incorporation of Certain
                                                  Documents by Reference
13.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities................................  Not applicable.

                    SUBJECT TO COMPLETION, DATED MAY 19, 1998

PROSPECTUS


                       BLONDER TONGUE LABORATORIES, INC.

                         317,889 Shares of Common Stock

                              --------------------

     This Prospectus relates to 150,000 shares of common stock, par value $.001 per share (the "Common Stock"), of Blonder Tongue Laboratories, Inc., a Delaware corporation (the "Company"), underlying a certain warrant (the "Warrant"), and 167,889 shares of outstanding Common Stock, which may be offered for sale from time to time by certain security holders of the Company (the "Selling Security Holders"), or by their pledgees, donees, transferees or other successors in interest, to or through underwriters or directly to other purchasers or through brokers or agents in one or more transactions at varying prices determined at the time of sale or at fixed or negotiated prices. See "Plan of Distribution."

     The Company will not receive any of the proceeds from the sale of the 317,889 shares of Common Stock (the "Shares") offered hereby by the Selling Security Holders. The Company will receive the proceeds from the issuance and sale of the shares underlying the Warrant. The expenses of the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the registration or qualification of the Shares under any applicable state securities laws will be paid by the Company. The aggregate proceeds to the Selling Security Holders will be the offering price of the Shares sold, less the applicable agents' commissions and underwriting discounts, if any.


     The Common Stock is listed on the American Stock Exchange ("AMEX") under the symbol "BDR." On May 14, 1998 the reported last sale price of the Common Stock on AMEX was $10.50 per share.

                              --------------------

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

                              --------------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
  BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

===================================================================================================
                       Price to     Underwriting Discounts     Proceeds to      Proceeds to Selling
                      Public (1)      and Commissions(2)        Company(3)      Security Holders(4)
---------------------------------------------------------------------------------------------------
Per Share...........    $10.50               --                    --                 $10.50
Total ..............  $3,337,835             --                    --               $3,337,835
===================================================================================================

----------
(1) The Shares will initially be offered at market price on AMEX and, therefore, the Price to Public cannot be determined with certainty at this time. As a result, the Price to Public has been estimated based upon the last reported sale price per share of the Common Stock on AMEX on May 14, 1998.

(2)  Cannot be estimated at this time.

(3) The Company will pay estimated expenses of $40,000 in connection with the offering of the Shares by the Selling Security Holders.

(4) Before applicable underwriting discounts or commissions, which cannot be estimated at this time.

                  The date of this Prospectus is May __, 1998.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

No dealer, salesperson or other person has been authorized to give any information or to make any representation other than those contained in or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any date subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                  ------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

AVAILABLE INFORMATION.......................................................  3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................  3

THE COMPANY.................................................................  4

RISK FACTORS................................................................  4

USE OF PROCEEDS.............................................................  9

SELLING SECURITY HOLDERS....................................................  9

PLAN OF DISTRIBUTION........................................................  9

LEGAL MATTERS............................................................... 10

EXPERTS..................................................................... 10

                                  ------------

                           FORWARD-LOOKING STATEMENTS

     In addition to historical information, this Prospectus contains forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of the Company's business include, but are not limited to, those matters discussed herein in the sections entitled "The Company" and "Risk Factors." The words "believe," "expect," "anticipate," "project" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should also carefully review the risk factors described in other documents the Company files from time to time with the Commission.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the Shares of Common Stock offered by this Prospectus. This Prospectus, filed as part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about the Company and the Common Stock, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus or in any document incorporated by reference herein as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or in any document incorporated by reference herein, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge at the Commission's principal offices, and copies of all or any part of the Registration Statement may be obtained from such office upon the payment of the fees prescribed by the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected at the Public Reference section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy statements and other information regarding the Company which are filed electronically with the Commission at http://www.sec.gov.

     The Common Stock is traded on AMEX under the symbol "BDR. " Reports, proxy statements and other information regarding the Company may be inspected at the offices of AMEX at 86 Trinity Place, New York, New York 10006.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents and information previously filed with the Commission pursuant to the Exchange Act or the Securities Act are, as of their respective dates, hereby incorporated by reference into this Prospectus: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (3) the Company's Current Report on Form 8-K filed with the Commission on April 6, 1998; (4) the Company's Proxy Statement for the Annual Meeting of Stockholders held on May 7, 1998; (5) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above; and (6) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A originally filed with the Commission on December 11, 1995, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering made hereunder shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the respective dates of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed and incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all information that has been incorporated by reference in this Prospectus, other than exhibits to such information that are not specifically incorporated by reference into such information. Requests for information incorporated by reference in this Prospectus should be made in writing or by telephone to Blonder Tongue Laboratories, Inc., One Jake Brown Road, Old Bridge, New Jersey 08857, Attn.:
Peter Pugielli, Chief Financial Officer, telephone number (732) 679-4000.

                                  THE COMPANY

     Blonder Tongue is a designer, manufacturer and supplier of a comprehensive line of communications products used in the acquisition, conversion, distribution and protection of television signals. The Company's products have gained a dominant position within the private cable market ("Private Cable") which services multiple dwelling units such as apartment complexes and condominiums ("MDU"), hotels, motels and resorts within the lodging industry ("Lodging"), and other facilities including schools, hospitals, prisons and marinas. The Company is currently leveraging its strategic relationships and expertise gained in the Private Cable market to aggressively expand into the franchised cable market ("CATV"). To this end, on March 25, 1998, the Company acquired all of the assets and technology rights of the interdiction product line of Scientific-Atlanta, Inc. ("Scientific") which has been engineered primarily for, and is currently being sold in, the CATV market.

     Blonder Tongue's product line can be separated, according to function, into the following categories: (i) headend products used by a system operator for signal acquisition, processing and manipulation for further transmission ("Headend Products"), (ii) distribution products used to permit signals to travel to their ultimate destination in a home, apartment unit, hotel room, office or other terminal location ("Distribution Products"), (iii) subscriber products (which include interdiction products) used to control access to programming at the subscriber's location and to split and amplify incoming signals for transmission to multiple sites and for multiple television sets within a site ("Subscriber Products") and (iv) microwave products used to transmit the output of Headend Products to multiple locations using point-to-point communication links in the 18 Ghz range of frequencies ("Microwave Products"). The Company's principal customers are system integrators, primarily in the Private Cable market, which design, package, install and in most instances operate cable systems.

     Blonder Tongue is a recognized leader in the Private Cable market, offering Private Cable integrators "one-stop shop" convenience in the form of a complete range of high performance, quality products at reasonable prices as well as product engineering, design and support. The Company offers its customers all components necessary to build a cable system, from Headend Products which serve as the core of any system, to ancillary components of the system which transmit, distribute and control access to cable signals.

     The Company was incorporated in November, 1988, under the laws of the State of Delaware as a successor to a New Jersey corporation operating under the same name, which was originally founded by Ben H. Tongue and Isaac S. Blonder in 1950. The Company's principal executive offices are located at One Jake Brown Road, Old Bridge, New Jersey 08857. Its telephone number is (732) 679-4000. Except as otherwise indicated, as used in this Prospectus, the "Company" and "Blonder Tongue" refer to Blonder Tongue Laboratories, Inc. and its subsidiaries.

                                  RISK FACTORS

     In evaluating the Company's business and in making a decision to purchase Common Stock, prospective investors should carefully consider the following factors in addition to the other information contained in and incorporated into this Prospectus before purchasing the Common Stock offered hereby.

Dependence on Certain Large Customers

     Approximately 46%, 39% and 40% of the Company's revenues in fiscal years 1995, 1996 and 1997, respectively, were derived from sales of products to the Company's five largest customers. In 1997, sales to OpTel, Inc. and LodgeNet Entertainment Corporation each accounted for approximately 16 % of the Company's revenues. For the first three months of 1998, the Company's five largest customers accounted for approximately 55% of the Company's revenues. There can be no assurance that any sales to these customers, individually or as a group, will reach or exceed historical levels in any future period. However, the Company anticipates that these customers will continue to account for a significant portion of the Company's revenues in future periods, although none of them is obligated to purchase any specified amount of products (beyond outstanding purchase orders) or to provide the Company with binding forecasts of product purchases for any future period.

     The complement of leading customers may shift as the most efficient and better financed integrators grow more rapidly than others. The Company believes that many integrators will grow rapidly, and, as such, the Company's success will depend in part on the viability of those customers and on the Company's ability to maintain its position in the overall marketplace by shifting its emphasis to those customers with the greatest growth and growth prospects. Any substantial decrease or delay in sales to one or more of the Company's leading customers, the financial failure of any of these entities, or the Company's inability to develop solid relationships with the integrators which may replace the present leading customers, could have a material adverse effect on the Company's results of operations and financial condition.

Need to Manage Growth; Scientific Acquisition

     The Company has recently experienced a period of significant growth which has placed, and could continue to place, a significant strain on the Company's resources, including its working capital. Cash flow from operations has been insufficient to finance this growth and the Company has relied upon a line of credit to supplement cash generated from operations to finance working capital requirements. The Company's ability to manage growth effectively will require it to continue to improve and expand its operations, including its financial and management information systems and its manufacturing operations and to recruit and retain executive staff and key employees. There can be no assurance that the Company's operations will generate sufficient cash flow or that adequate financing will be available to finance continued growth. The Company's inability to obtain needed equity or debt financing could have a material adverse effect on the Company's results of operations and financial condition. In addition, there can be no assurance that the Company will be able to continue to improve and expand its operations or to recruit and retain high quality executives and key employees. The failure to manage growth effectively would have a material adverse effect on the Company's results of operations and financial condition.

     In March, 1998, the Company acquired Scientific's interdiction business, including its interdiction product line (the "Acquisition"). The total purchase price consisted of (i) $19 million in cash, (ii) 67,889 shares of the Company's Common Stock, (iii) a Warrant to purchase 150,000 additional shares of the Company's Common Stock at an exercise price of $14.25 per share and (iv) assumption by the Company of certain obligations under executory contracts with vendors and customers and certain warranty obligations and other current liabilities of Scientific's interdiction business. As a result of the Acquisition, the Company acquired a new interdiction product line (the "SMI Product Line") which the Company believes will complement its current interdiction products and will enable it to increase sales in the CATV market. The success of the SMI Product Line will, however, be dependent upon the Company's ability to timely integrate the new products into the Company's existing operations, obtain manufacturing efficiencies, and maintain and increase market share in the CATV market. There can be no assurance that the new products will be successfully integrated by the Company or that such integration will not strain the Company's available management, manufacturing, financial and other resources. There can be no assurance that the Company will maintain the level of sales of the SMI Product Line in the CATV market or that increased sales of the SMI Product Line will not decrease sales of the Company's other products, including the Company's VideoMask(TM) interdiction product line. The Company's inability to integrate the SMI Product Line in a timely manner could have a material adverse effect on the Company's results of operations and financial condition.

     The Company currently has no commitments with respect to any future acquisitions. The Company, however, frequently evaluates the strategic opportunities available to it and, as part of its strategy to increase growth through acquisition, may in the future pursue acquisitions of additional complementary products, technologies and businesses. Such acquisitions by the Company may result in the diversion of management's attention from the day-to-day operations of the Company's business and may include numerous other risks, including difficulties in the integration of the operations and products, integration and retention of personnel of the acquired companies and certain financial risks. Future acquisitions by the Company may result in dilutive issuances of equity securities, the incurrence of additional debt, reduction of existing cash balances, amortization expenses related to goodwill and other intangible assets and other charges to operations that could have a material adverse effect on the Company's results of operations and financial condition.

Changes in Technologies, Industry Standards and Customers' Needs

     Both the Private Cable industry and the CATV industry are characterized by the continuing advancement of technology, evolving industry standards and changing customer needs. To be successful, the Company must anticipate the evolution of industry standards and changes in customer needs, through the timely development and introduction of new products, enhancement of existing products and licensing of new technology from third parties. Although the Company depends primarily on its own research and development efforts to develop new products and enhancements to its existing products, the Company has and may continue to seek licenses for new technology from third parties when the Company believes that it can obtain such technology more quickly and/or cost-effectively from such third parties than the Company could otherwise develop on its own, or when the desired technology has already been patented by a third party. There can, however, be no assurance that new technology or such licenses will be available on terms acceptable to the Company. There can be no assurance that the Company will anticipate the evolution of industry standards in Private Cable, CATV or the communications industry generally, changes in the market and customer needs, or that technologies and applications under development by the Company will be successfully developed, or if they are successfully developed, that they will achieve market acceptance. If the Company is unable for technological or other reasons to develop and introduce products and applications or to obtain licenses for new technologies from third parties in a timely manner in response to changing market conditions or customer requirements, the Company's results of operations and financial condition would be materially adversely affected.

Highly Competitive Market Place

     All aspects of the Company's business are highly competitive. The Company competes with national, regional and local manufacturers and distributors, including companies larger than itself which have substantially greater resources. Various manufacturers who are suppliers to the Company sell directly as well as through distributors into the CATV and Private Cable marketplaces. Because of the convergence of the cable, telecommunications and computer industries and rapid technological development, new competitors may seek to enter the principal markets served by the Company. Many of these potential competitors have significantly greater financial, technical, manufacturing, marketing, sales and other resources than the Company. The Company expects that direct and indirect competition will increase in the future. Additional competition could have a material adverse effect on the Company's results of operations and financial condition through price reductions, loss of market share and delays in the timing of customer orders and an inability to increase its penetration into the CATV market.

Dependence on Cable Industry Capital Spending

     The Company estimates that approximately 80% of its revenues in fiscal years 1995, 1996 and 1997 came from worldwide sales of its products for use primarily in Private Cable systems. Demand for the Company's products depends to a large extent upon capital spending on Private Cable systems and specifically by Private Cable operators for constructing, rebuilding, maintaining or upgrading their systems. Capital spending by Private Cable operators and, therefore, the Company's sales and profitability, are dependent on a variety of factors, including access by Private Cable operators to financing, demand for their cable services, availability of alternative video delivery technologies, and general economic conditions. In addition, since a principal strategy of the Company's growth plan anticipates deeper penetration into the CATV market, the Company's sales and profitability may in the future be more dependent on capital spending by traditional franchise cable system operators as well as by new entrants to this market planning to over-build existing cable system infrastructures, for constructing, rebuilding, maintaining and upgrading their systems. There can be no assurance that system operators in Private Cable or CATV will continue capital spending for constructing, rebuilding, maintaining, or upgrading their systems. Any substantial decrease or delay in capital spending by Private Cable or CATV operators would have a material adverse effect on the Company's results of operations and financial condition.

Dependence on Single Manufacturing Facility

     The Company operates out of one manufacturing facility in Old Bridge, New Jersey (the "Old Bridge Facility"). While the Company maintains a limited amount of business interruption insurance, a casualty that results in a lengthy interruption of the ability to manufacture at that facility would have a material adverse effect on the Company's results of operations and financial condition.

Dependence on Third Party Suppliers

     The Company purchases several products from sole suppliers for which alternative sources are not available, such as the VideoCipher(R) and DigiCipher(R) encryption systems manufactured by General Instrument Corporation, which are standard encryption methodology employed on United States C-Band and Ku-Band transponders, certain components of EchoStar digital satellite receiver decoders, which are specifically designed to work with the DISH Network(TM), and certain components of Hughes Network Systems digital satellite receivers which are specifically designed to work with DIRECTV(R) programming. Presently, the subscriber modules used in the Company's SMI Product Line acquired from Scientific in March, 1998, are manufactured for the Company by Matsushita Electronic Components Co., Ltd. pursuant to a supply contract. While the Company intends to develop this capability, there are no assurances that it will successfully be able to do so. An inability to timely obtain sufficient quantities of these components could have a material adverse effect on the Company's results of operations and financial condition. In addition, results of operations and financial condition could be materially adversely affected by receipt of a significant number of defective components, an increase in component prices or the inability of the Company to obtain lower component prices in response to competitive pressures on the pricing of the Company's products.

Dependence on Internal Sales Force

     The Company historically maintained contractual relationships with numerous independent sales representatives; however, in February, 1998, the Company terminated almost all of its contractual relationships with its independent sales representatives. The Company intends to retain independent sales representatives only in particular geographic areas, such as the European market, or targeted to specific customer prospects. While management believes its internal sales force has the capacity to maintain or increase sales formerly made through independent sales representatives without the necessity of paying sales commissions, there can be no assurance that the internal sales force can maintain the historic levels of sales formerly made through the independent sales representatives or that additional employees will not need to be hired by the Company to expand the internal sales force. The Company's results of operations and financial condition could be materially adversely affected if the internal sales force cannot maintain and increase the amount of sales formerly produced by the independent sales representatives.

Risks of International Operations

     Sales to customers outside of the United States represented approximately 9%, 5% and 3% of the Company's revenues in fiscal years 1995, 1996 and 1997, respectively. Such sales are subject to certain risks such as changes in foreign government regulations and telecommunications standards, export license requirements, tariffs and taxes, other trade barriers, fluctuations in foreign currency exchange rates, difficulties in staffing and managing foreign operations, and political and economic instability. Fluctuations in currency exchange rates could cause the Company's products to become relatively more expensive to customers in a particular country, leading to a reduction in sales or profitability in that country. There can be no assurance that sales to customers outside the United States will reach or exceed historical levels in the future, or that international markets will continue to develop or that the Company will receive additional contracts to supply its products for use in systems and equipment in international markets. The Company's results of operations and financial condition could be materially adversely affected if international markets do not continue to develop, the Company does not continue to receive additional contracts to supply its products for use in systems and equipment in international markets or the Company's international sales are affected by the other risks of international operations.

Limited Proprietary Protection

     Other than the SMI Product Line acquired by the Company from Scientific, the underlying technology for which is covered by numerous U.S. and international patents, the Company possesses limited patent or registered intellectual property rights with respect to its technology. The Company relies on a combination of contractual rights and trade secret laws to protect its proprietary technology and know-how. There can be no assurance that the Company will be able to protect its technology and know-how or that third parties will not be able to develop similar technology independently. Therefore, existing and potential competitors may be able to develop similar products which compete with the Company's products. Such competition could adversely affect the prices for the Company's products or the Company's market share and could have a material adverse effect upon the Company's results of operations and financial condition.

Risk of Patent Infringement Claims

     While the Company does not believe that its products (including products and technologies licensed from others) infringe the proprietary rights of any third parties, there can be no assurance that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted against the Company or its customers. Damages for violation of third party proprietary rights could be substantial, in some instances are trebled, and could have a material adverse effect on the Company's financial condition and results of operation. Regardless of the validity or the successful assertion of any such claims, the Company would incur significant costs and diversion of resources with respect to the defense thereof which could have a material adverse effect on the Company's financial condition and results of operations. If the Company is unsuccessful in defending any claims or actions that are asserted against the Company or its customers, the Company may seek to obtain a license under a third party's intellectual property rights. There can be no assurance, however, that under such circumstances, a license would be available under reasonable terms or at all. The failure to obtain a license to a third party's intellectual property rights on commercially reasonable terms could have a material adverse effect on the Company's results of operations and financial condition.

Risks of Governmental Regulation

     Private Cable (estimated by the Company to represent approximately 80% of its business), while in some cases subject to certain FCC licensing requirements, is not presently burdened with extensive government regulations. It is possible, however, that regulations could be adopted in the future which impose burdensome restrictions on Private Cable operators resulting in, among other things, barriers to the entry of new competitors or limitations on capital expenditures by Private Cable operators. Any such regulations, if adopted, could have a material adverse effect on the Company's results of operations and financial condition.

     Operators in the CATV market (estimated by the Company to represent approximately 20% of its business) had been subject to extensive government regulation pursuant to the Cable Television Consumer Protection and Competition Act of 1992, which among other things provided for rate rollbacks for basic tier cable service, further rate reductions under certain circumstances and limitations on future rate increases. The Telecommunications Act of 1996 has deregulated many aspects of CATV system operation and has opened the door to competition among cable operators and telephone companies in each of their respective industries. The Company believes that this legislation will increase the base of potential customers for the Company's products. It is possible, however, that regulations could be adopted in the future which would re-impose burdensome restrictions on CATV operators resulting in, among other things, the grant of exclusive rights or franchises within certain geographical areas. Any increased regulation of CATV could have a material adverse effect on the Company's results of operations and financial condition.

Environmental Regulations

     The Company is subject to a variety of federal, state and local governmental regulations related to the storage, use, discharge and disposal of toxic, volatile or otherwise hazardous chemicals used in its manufacturing processes. The Company does not anticipate material capital expenditures during the remainder of its current fiscal year or during 1999, for compliance with federal, state and local environmental laws and regulations. There can be no assurance, however, that changes in environmental regulations will not result in the need for additional capital expenditures or otherwise impose additional financial burdens on the Company. Further, such regulations could restrict the Company's ability to expand its operations. Any failure by the Company to obtain required permits for, control the use of, or adequately restrict the discharge of, hazardous substances under present or future regulations could subject the Company to substantial liability or could cause its manufacturing operations to be suspended. Such liability or suspension of manufacturing operations could have a material adverse effect on the Company's results of operations and financial condition.

Dependence on Key Personnel

     The Company's future success depends in large part on the continued service of its key executives and technical and management personnel, including James A. Luksch, Chief Executive Officer and President, and Robert J. Palle, Executive Vice President and Chief Operating Officer. The Company maintains and is the beneficiary of $1,000,000 of key man life insurance on each of Mr. Luksch and Mr. Palle. The Company's future success also depends on its ability to continue to attract and retain highly-skilled engineering, manufacturing, marketing and managerial personnel. The competition for such personnel is intense, and the loss of key employees, in particular the principal members of its management and technical staff, could have a material adverse effect on the Company's results of operations and financial condition.

Control of the Company by Principal Stockholders, Officers and Directors

     Immediately following this offering, the Company's principal stockholders, officers and directors will beneficially own approximately 63% of the outstanding shares of the Company's Common Stock. As a result, such persons, acting together, would have the ability to control all matters requiring stockholder approval. The concentration of ownership could have the effect of discouraging offers to acquire the Company or otherwise inhibiting a change in control of the Company, and as a result, may deprive stockholders of an opportunity to sell their stock at higher prices.

Potential Issuance of Preferred Stock and other Anti-Takeover Measures

     The Board of Directors has the authority to issue up to 5,000,000 shares of undesignated Preferred Stock, to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any unissued series of undesignated Preferred Stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the Company's stockholders. The Preferred Stock could be issued with voting, liquidation, dividend and other rights superior to the rights of the Common Stock. Furthermore, such Preferred Stock may have other rights, including economic rights, senior to the Common Stock, and as a result, the issuance of such stock could have a material adverse effect on the market value of the Common Stock. In addition, the Company's Restated Certificate of Incorporation eliminates the right of stockholders to act without a meeting, does not provide cumulative voting for the election of directors or the right of stockholders to call special meetings, provides for a classified board of directors, and imposes various procedural requirements which could make it difficult for such stockholders to affect certain corporate actions. These provisions and the Board's ability to issue Preferred Stock may have the effect of deterring hostile takeovers or offers from third parties to acquire the Company, preventing stockholders from receiving a premium for their shares of the Company's Common Stock, or delaying or preventing changes in control or management of the Company. The Company is also afforded the protection of
Section 203 of the Delaware General Corporation Law, which could delay or prevent a change in control of the Company, impede a merger, consolidation or other business combination involving the Company or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company. Any of these provisions which may have the effect of delaying or preventing a change in control of the Company could have a material adverse effect on the market value of the Company's Common Stock.

Dividends Unlikely

     The Company intends to retain its earnings to finance the growth of its business and therefore does not intend to pay dividends on its Common Stock in the foreseeable future.

Potential Volatility of Stock Price

     Factors such as announcements of technological innovations or new products by the Company, its competitors or third parties, quarterly variations in the Company's actual or anticipated results of operations, failure of revenues or earnings in any quarter to meet the investment community's expectations, and market conditions for emerging growth stocks or cable industry stocks in general may cause the market price of the Company's Common Stock to fluctuate significantly. The stock price may also be affected by broader market trends unrelated to the Company's performance. These fluctuations may adversely affect the market price of the Company's Common Stock.

Risk of Labor Negotiations

     All of the Company's direct labor employees are members of the International Brotherhood of Electrical Workers Union, Local 2066, under a collective bargaining agreement which expires in February, 1999. Delays or difficulties in negotiating and executing a new agreement, which may result in work stoppages, could have a material adverse effect on the Company's results of operations and financial condition.

Shares Eligible for Future Sale; Possible Adverse Effect on Market Price

     Sales of a substantial number of shares of Common Stock in the public market after this offering could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities. Each of the Company's principal stockholders holds a significant portion of the Company's outstanding Common Stock, and a decision by one or more of these stockholders to sell a significant portion of his shares could adversely affect the market price of the Common Stock. Following the offering, an additional 317,889 shares will be immediately available for resale in the public market without restriction, unless such shares are held by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Shares will be received by the Selling Security Holders. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Security Holders. The Company will receive up to approximately $2,137,500 from the issuance and sale of the Shares underlying the Warrant upon its exercise. The Company intends to use any such proceeds for working capital and general corporate purposes.

                            SELLING SECURITY HOLDERS

     The table below sets forth information as of May 15, 1998 with respect to each of the Selling Security Holders, their respective names, holdings of shares of the Company's Common Stock before the offering of the Shares, the number of Shares being offered for each of their respective accounts, and the number of shares of Common Stock to be owned by each of the Selling Security Holders immediately following the sale of the Shares, assuming all of the offered Shares are sold.

                                                                                    Shares of Common
                                 Shares of Common                                   Stock Owned After
Name of Selling                  Stock Owned Before         Shares of Common        the Offering
Security Holders                 Offering                   Stock Being Offered     (percentage of class)
----------------                 ------------------         -------------------     ---------------------
Scientific-Atlanta, Inc.         217,889(1)                 217,889(1)                         0

Sherleigh Associates, Inc.       231,200(2)                 100,000                      131,200(1.5%)(2)
Profit Sharing Plan
Jack Silver, Trustee

-----------------
(1) Includes 150,000 Shares underlying the Warrant.

(2) Excludes 73,600 shares of Common Stock beneficially owned by Sherleigh Associates LLC. Jack Silver is the President of Sherleigh Associates LLC.

                              PLAN OF DISTRIBUTION

     Any distribution of the Shares offered hereby may be effected from time to time in one or more of the following transactions: (a) to underwriters who will acquire such Shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale; (b) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on AMEX or on one or more exchanges on which the Shares are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (c) directly or through brokers or agents in private sales at negotiated prices; or (d) by any other legally available means. The Selling Security Holders also reserve the right to sell the Shares pursuant to Rule 144 under the Securities Act in lieu of selling such Shares pursuant to this Registration Statement.

     The Company will not receive any proceeds from the sale of the Shares offered hereby. The aggregate proceeds to the Selling Security Holders from the Shares offered hereby will be the offering price less the underwriting discounts and commissions set forth on the cover page to this Prospectus. There is no assurance that the Selling Security Holders will sell any of the Shares offered hereby.

     The Selling Security Holders and such underwriters, brokers, dealers or agents, upon effecting a sale of Shares, may be considered "underwriters" as that term is defined by the Securities Act. Sales effected through agents, brokers or dealers will ordinarily involve payment of customary brokerage commissions although some brokers or dealers may purchase such shares as agents for others or as principals for their own account. The Selling Security Holders will pay any sales commissions or other sellers' compensation applicable to such transactions. A portion of any proceeds of sales and discounts, commissions or other sellers' compensation may be deemed to be underwriting compensation for purposes of the Securities Act.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares of Common Stock offered hereby may not simultaneously engage in market making activities for the Common Stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Security Holder and any other person who participates in a distribution of the Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Rules l0b-2, l0b-6 and l0b-7, which provisions may limit the timing of purchases and affect the marketability of the Shares of Common Stock and the ability of any person to engage in market making activities for the Shares of Common Stock.

     The Company has agreed that it will bear all costs, expenses and fees in connection with the registration or qualification of the Shares under federal and state securities laws. The Company and each Selling Security Holder have agreed to indemnify each other and certain other persons against certain liabilities in connection with the offering of the Shares, including liabilities arising under the Securities Act.

     At the time a particular offering of Shares is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the number of Shares being offered and the terms of the offering, including the purchase price or public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Security Holders, any discounts, commissions and other items constituting compensation from the Selling Security Holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers.

     The Company has agreed that it will bear all costs, expenses and fees in connection with the registration or qualification of the Shares under federal and state securities laws. The Company and each Selling Security Holder have agreed to indemnify each other and certain other persons against certain liabilities in connection with the offering of the Shares, including liabilities arising under the Securities Act.

                                 LEGAL MATTERS

     Stradley, Ronon, Stevens & Young, LLP ("SRSY"), legal counsel to the Company, has offered its opinion upon the legality of the Common Stock. Certain attorneys at SRSY own shares of the Company's Common Stock with an aggregate value in excess of $50,000. Gary P. Scharmett, Esquire, a partner of the firm, is also a director of the Company and holds an option to purchase 10,000 shares of Common Stock at a purchase price of $10.25 per share, which option may be exercised for a 10-year period ending on July 16, 2006.

                                    EXPERTS

     The financial statements and schedule incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

     The following is a list of the expenses the Registrant expects to pay in connection with the issuance and distribution of the Shares registered hereby. No portion of such expenses will be borne by the Selling Security Holders. All amounts are estimated except the Securities and Exchange Commission Registration Fee.

     SEC Filing and Registration Fees ........................     $   956
     Legal Fees and Expenses .................................     $30,000
     Cost of Printing ........................................     $ 1,000
     Accounting Fees and Expenses ............................     $ 5,000
     Blue Sky Filing Fees ....................................     $ 1,000
     Miscellaneous Expenses ..................................     $ 2,044
                                                                   -------
     TOTAL ...................................................     $40,000
                                                                   =======

Item 15.    Indemnification of Directors and Officers

     The Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware Law a Director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director. Under current Delaware Law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and
(iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as a injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Bylaws provide that the Company shall indemnify its directors, officers employees and agents to the fullest extent permitted by Delaware Law.

     In addition, the Company has entered into agreements (the "Indemnification Agreements") with each of the directors and certain officers of the Company pursuant to which the Company agrees to indemnify such director or officer from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or officer and arising out of his capacity as a director, officer, employee and/or agent of the corporation of which he is a director or officer to the maximum extent provided by applicable law. In addition, such director or officer shall be entitled to an advance of expenses to the maximum extent authorized or permitted by law to meet the obligations indemnified against.

     To the extent that the Board of Directors or the stockholders of the Company may in the future wish to limit or repeal the ability of the Company to indemnify directors, such repeal or limitation may not be effective as to directors and officers who are currently parties to the Indenmification Agreements, because their rights to full protection are contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors of the Company.

Item 16.       Exhibits


Exhibit No.    Description
-----------    -----------
5              Opinion of Stradley, Ronon, Stevens & Young, LLP
23.1           Consent of BDO Seidman, LLP
23.2           Consent of Stradley, Ronon, Stevens & Young, LLP (contained in Exhibit 5 above)
24             Power of Attorney (contained in Signature Page hereof)

Item 17.    Undertakings

     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that the undertakings contained in paragraphs (i) and (ii) above do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the registrant under the Exchange Act;

     (2) that, for the purpose of determining any liability under the Securities Act, any such post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Old Bridge, State of New Jersey, on this 18th day of May, 1998.

                                   BLONDER TONGUE LABORATORIES, INC.


                                   By: /s/ James A. Luksch
                                       -------------------------------------
                                       James A. Luksch
                                       President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below constitutes and appoints James A. Luksch and Robert J. Palle, Jr., jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


Name                                   Title                                       Date
----                                   -----                                       ----
/s/ James A. Luksch          Director, President and                           May 18, 1998
-------------------------    Chief Executive Officer
James A. Luksch              (Principal Executive Officer)


/s/ Peter Pugielli           Senior Vice President - Finance,                  May 18, 1998
-------------------------    Treasurer and Chief Financial Officer
Peter Pugielli               (Principal Financial Officer and
                             Principal Accounting Officer)


/s/ Robert J. Palle, Jr.     Director, Executive Vice                          May 18, 1998
-------------------------    President and Chief Operating Officer
Robert J. Palle, Jr.


/s/ John E. Dwight           Director, Senior Vice President                   May 18, 1998
-------------------------
John E. Dwight


/s/ James H. Williams        Director                                          May 18, 1998
-------------------------
James H. Williams


/s/ James F. Williams        Director                                          May 18, 1998
-------------------------
James F. Williams


/s/ Robert B. Mayer          Director                                          May 18, 1998
-------------------------
Robert B. Mayer


/s/ Gary P. Scharmett        Director                                          May 18, 1998
-------------------------
Gary P. Scharmett


/s/ Robert E. Heaton         Director                                          May 18, 1998
-------------------------
Robert E. Heaton

                                  EXHIBIT INDEX


Exhibit No.      Description
-----------      -----------
5                Opinion of Stradley, Ronon, Stevens & Young, LLP
23.1             Consent of BDO Seidman, LLP
23.2             Consent of Stradley, Ronon, Stevens & Young, LLP (contained in Exhibit 5 above)
24               Power of Attorney (contained in Signature Page hereof)